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                                                                    Exhibit 10.2


                                 TRUST UNDER THE
                      NEW YORK MERCANTILE EXCHANGE MEMBERS
                          RETENTION AND RETIREMENT PLAN

      This Agreement made this 31 day of December, 1997 by and between the New York Mercantile Exchange ("NYMEX") and the Board of Trustees of the New York Mercantile Exchange Members Retention and Retirement Plan (the "Plan") (comprised of the individuals referred to in Exhibit A of this Trust Agreement as it may be amended from time to time);

      WHEREAS, NYMEX has adopted the Plan, a nonqualified deferred compensation arrangement;

      WHEREAS, NYMEX has incurred or expects to incur certain obligations under the terms of such Plan with respect to the individuals participating in such Plan;

      WHEREAS, NYMEX wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein to cover its obligations under the Plan, subject to the claims of NYMEX's creditors in the event of NYMEX's Insolvency, as herein defined, until paid to Plan Participants and their beneficiaries in such manner and at such times as specified in the Plan;

      WHEREAS, it is the intention of NYMEX and the Board of Trustees that the Trust shall constitute an unfunded arrangement; and

      WHEREAS, it is the intention of NYMEX to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its obligations under the Plan.

      NOW, THEREFORE, NYMEX and the Board of Trustees do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

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Section 1 - Purpose of Trust

      This Trust is being established so that NYMEX can contribute assets to the Trust that shall be held therein to cover all or a portion of its obligations under the Plan. All assets are intended to be subject to the claims of NYMEX's creditors in the event of NYMEX's Insolvency, as herein defined, until paid to Plan Participants and their beneficiaries in such manner and at such times as specified in the Plan.

Section 2 - Establishment Of Trust

      (a) NYMEX hereby deposits with the Board of Trustees in trust $22,729,877 (comprised of A/C 1332871 and A/C 777-007940 on deposit at Chase Manhattan
Bank), which shall become the principal of the Trust to be held, administered and disposed of by the Board of Trustees as provided in this Trust Agreement.

      (b) The Trust hereby established shall be irrevocable.

      (c) The Trust is intended to be a grantor trust, of which NYMEX is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of NYMEX and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in. any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere


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unsecured contractual rights of Plan Participants and their beneficiaries against NYMEX. Any assets held by the Trust will be subject to the claims of NYMEX's general creditors under federal and state law in the event of Insolvency, as defined in Section 4(a) herein.

      (e) NYMEX, under the terms of the Plan, may make additional deposits of cash or other property to the Trust to augment the principal to be held, administered and disposed of by the Board of Trustees as provided in this Trust Agreement. Neither the Board of Trustees nor any Plan Participant or beneficiary shall have any right to compel such additional deposits.

Section 3 - Payments to Plan Participants and Their Beneficiaries

      (a) NYMEX shall deliver to the Board of Trustees a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Board of Trustees for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Board of Trustees shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule. If NYMEX fails to contribute to the Trust the minimum amount required by the Plan, then the Board of Trustees shall distribute all benefits pursuant to Section 8 of the Plan. The Board of Trustees may make provision for the reporting and withholding of any federal, state or local income taxes that the Board of Trustees deems appropriate with respect to the payment of benefits pursuant to the terms of the Plan. If amounts are withheld, the Board of Trustees shall pay such amounts withheld to the appropriate


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taxing authorities or determine that such amounts have been reported, withheld and paid by NYMEX.

      (b) The entitlement of a Plan Participant or his or her beneficiaries to benefits under the Plan shall be determined by NYMEX or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

      (c) NYMEX may make payment of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of the Plan. NYMEX shall notify the Board of Trustees of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, NYMEX shall make the balance of each such payment as it falls due, except as specified in Section 8 of the Plan. The Board of Trustees shall notify NYMEX where principal and earnings are not sufficient.

Section 4 - The Board of Trustees' Responsibility Regarding
            Payments to Trust Beneficiary When NYMEX Is Insolvent

      (a) The Board of Trustees shall cease payment of benefits to Plan Participants and their beneficiaries if NYMEX is Insolvent or would thereby be made Insolvent. NYMEX shall be considered "Insolvent" for purposes of the Trust Agreement if, within the meaning of sections 515 and 1410 of the New York Not-for-Profit Corporation Law and as said sections may from time to time be hereafter amended. (i) NYMEX is rendered unable to carry on its corporate purposes. (ii) the fair market value of NYMEX's assets remaining after such payment would be


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insufficient to meet its liabilities, or (iii) NYMEX is insolvent within the meaning of such law. In addition, NYMEX shall be considered to be "Insolvent" for purposes of this Trust Agreement if (A) NYMEX is unable to pay its debts as they become due or (B) NYMEX is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      (b) At all times during the continuance of the Trust, as provided in
Section 2(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of NYMEX under federal and state law as set forth below.

            (1) The Board of Directors and the highest ranking officer of NYMEX shall have the duty to inform the Board of Trustees in writing of NYMEX's Insolvency. if a person claiming to be a creditor of NYMEX alleges in writing to the Board of Trustees that NYMEX has become Insolvent, the Board of Trustees shall determine whether NYMEX is Insolvent and, pending such determination, the Board of Trustees shall discontinue payment of benefits to Plan Participants or their beneficiaries.

            (2) Unless the Board of Trustees has actual knowledge of NYMEX's Insolvency, or has received notice from NYMEX or a person claiming to be a creditor alleging that NYMEX is Insolvent, the Board of Trustees shall have no duty to inquire whether NYMEX is Insolvent. The Board of Trustees may in all events rely on such evidence concerning NYMEX's solvency as may be furnished to the Board of Trustees and that provides the Board of Trustees with a reasonable basis for making a determination concerning NYMEX's solvency.

            (3) If at any time the Board of Trustees has determined that NYMEX is Insolvent. the Board of Trustees shall discontinue payments to Plan Participants or their


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      beneficiaries and shall hold the assets of the Trust for the benefit of
      NYMEX's general creditors. Nothing in the Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of NYMEX with respect to benefits due under the Plan or otherwise.

            (4) The Board of Trustees shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 3 of the Trust Agreement only after the Board of Trustees has determined that NYMEX is not Insolvent (or is no longer Insolvent).

      (c) Provided that there are sufficient assets, if the Board of Trustees discontinues the payment of benefits from the Trust pursuant to Section 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by NYMEX in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 5 - Payments to NYMEX

      Except as provided in Section 4 hereof, NYMEX shall have no right or power to direct the Board of Trustees to return to NYMEX or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plan.


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Section 6 - Investment Authority

      (a) NYMEX may direct the investment of the Trust funds. In the absence of such direction, the Board of Trustees shall invest the Trust funds in a manner consistent with the purposes of the Trust, as set forth in Section 1.

      (b) In no event may the Board of Trustees invest in securities (including stock or rights to acquire stock) or obligations issued by NYMEX or its successors, other than a de minimis amount held in common investment vehicles in which the Board of Trustees invests. All rights associated with assets of the Trust shall be exercised by the Board of Trustees or the person designated by the Board of Trustees, and shall in no event be exercisable by or rest with Plan Participants.

      (c) Subject to the terms of the Plan, NYMEX shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

Section 7 - Disposition of Income

      During the term of the Trust, all income received by the Trust, net of expenses and taxes as described in Section 10, shall be accumulated and reinvested.


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Section 8 - Accounting by the Board of Trustees

      (a) The Board of Trustees shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between NYMEX and the Board of Trustees. Within a reasonable period of time following the close of each calendar year, the Board of Trustees shall deliver to NYMEX a written account of its administration of the Trust during such year, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year.

Section 9 - Responsibility of the Board of Trustees

      (a) The Board of Trustees shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Board of Trustees shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by NYMEX which is contemplated by, and in conformity with, the terms of the Plan or the Trust and is given in writing by NYMEX. In the event of a dispute between NYMEX and a party, the Board of Trustees may apply to a court of competent jurisdiction to resolve the dispute.

      (b) The Board of Trustees shall report to the Board of Directors of NYMEX or any other party as the Board of Directors of NYMEX deems appropriate.


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      (c) If the Board of Trustees undertakes or defends any litigation arising in connection with the Trust, NYMEX agrees to indemnify the Board of Trustees against the Board of Trustees' costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If NYMEX does not pay such costs, expenses and liabilities in a reasonably timely manner, the Board of Trustees may obtain payment from the Trust.

      (d) The Board of Trustees may consult with legal counsel (who may also be counsel for NYMEX generally) with respect to any of its duties or obligations hereunder.

      (e) The Board of Trustees may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

      (f) The Board of Trustees shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Board of Trustees shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor of the Board of Trustees, or to loan to any person the proceeds of any borrowing against such policy.

      (g) Notwithstanding any powers granted to the Board of Trustees pursuant to the Trust Agreement or to applicable law, the Board of Trustees shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.77011-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


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Section 10 - Compensation and Expenses of the Board of Trustees

      (a) The Trust shall pay all administrative fees and expenses. In addition, the Trust shall reimburse NYMEX for the actual amount of income taxes, including but not limited to all federal, state and local taxes, paid by NYMEX which relate to the income attributable to the Trust. At the sole discretion of NYMEX such taxes, fees and expenses may be paid by NYMEX and offset against amounts payable by NYMEX to the Trust under the terms of the Plan.

      (b) Compensation, if any, for the individuals who are members of the Board of Trustees in respect of their services performed in relation to the Trust shall be determined by the Board of Directors of the NYMEX.

Section 11 - Resignation and Removal of a member of the Board of Trustees

      (a) An individual who serves as a member of the Board of Trustees by virtue of holding an office listed in Exhibit A of this Trust Agreement shall be considered to have automatically resigned upon termination of his or her respective duties in that position.

      (b) An individual who serves as a member of the Board of Trustees solely by virtue of having been selected by NYMEX shall be considered to have automatically resigned after serving on the Board of Trustees for a period of three years. Of the initial three members serving solely by virtue of having been selected by NYMEX, one shall be designated at the time of appointment to serve for a period of only one year and a second shall be designated at the time of appointment to serve for a period of only two years. Notwithstanding the above, if an individual who serves as a member of the Board of Trustees is also a member of NYMEX, then such


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individual shall be considered to have automatically resigned upon the termination of his membership with NYMEX.

      (c) Any individual serving as a member of the Board of Trustees may resign at any time by written notice to NYMEX, which shall be effective thirty days after receipt of such notice unless NYMEX and the Board of Trustees agree otherwise.

      (d) Any individual serving as a member of the Board of Trustees, including any individual who serves as a member of the Board of Trustees by virtue of holding an office listed in Exhibit A, may be removed by NYMEX without any prior notice.

      (e) Upon resignation or removal of all the individuals serving as members of the Board of Trustees and appointment of a successor trustee, the Board of Trustees as constituted immediately prior to such occurrence shall transfer all assets to the successor trustee. The transfer shall be completed within thirty days after receipt of notice of resignation, removal or transfer, unless NYMEX extends the time limit.

      (f) Upon resignation or removal of all the individuals serving as members of the Board of Trustees, a successor shall be appointed, in accordance with
Section 12(b) hereof, by the effective date of resignation or removal. If no such appointment has been made, the Board of Trustees as constituted immediately prior to such occurrence (or any member thereof) may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Board of Trustees in connection with the proceeding shall be allowed as administrative expenses of the Trust.


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Section 12 - Appointment of Successor

      (a) If an individual serving as a member of the Board of Trustees is considered to have automatically resigned under Section 11(a), the individual appointed to carry on his or her respective duties shall be considered to have been automatically appointed to serve as a member of the Board of Trustees.

      (b) If one or more individuals serving as members of the Board of Trustees are considered to have resigned or are removed in accordance with Section 11(b),
(c) or (d) hereof, NYMEX may appoint any party, including a party that may be granted corporate trustee powers under state law, as a successor to replace such individual upon resignation or removal. Such party shall serve as a member of the Board of Trustees until the term of the former member would have been due to expire had such member not been removed or resigned. The appointment shall be effective when accepted in writing by the new member of the Board of Trustees, who shall have all of the rights and powers of the former member of the Board of Trustees, including custodial ownership rights in the Trust assets. The former member of the Board of Trustees shall execute any instrument necessary or reasonably requested by NYMEX or the successor member of the Board of Trustees to evidence the transfer.

      (c) The successor member of the Board of Trustees need not examine the records and acts of any prior members of the Board of Trustees and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor member of the Board of Trustees shall not be responsible for and NYMEX shall indemnify and defend the successor member of the Board of Trustees from any claim or liability resulting from any action or inaction of any prior


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members of the Board of Trustees or from any other past event, or any condition existing at the time such individual becomes a successor member of the Board of Trustees.

Section 13 - Amendment or Termination

      (a) This Trust Agreement may be amended by a written instrument executed by the Board of Trustees and NYMEX. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

      (b) The Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to NYMEX.

      (c) Upon written approval of Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, NYMEX may terminate the Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to NYMEX.

Section 14 - Miscellaneous

      (a) Any provision of the Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

      (b) Benefits payable to Plan Participants and their beneficiaries under the Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged,


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encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, without the prior written consent of the Board of Directors.

      (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

      (d) Any action to be taken by NYMEX shall be by a majority vote of the Board of Directors of NYMEX. Notwithstanding the above, any action taken by NYMEX with respect to the removal or appointment of a member of the Board of Trustees shall be by a two-thirds majority vote of the Board of Directors of NYMEX. Any action required by any other non-natural entity shall be by its Board of Directors or other board or person charged with the management of the entity, or its duly authorized delegate.

      (e) Any action authorized by the Board of Trustees shall be by a majority vote of the individuals then serving as members of such Board of Trustees at a meeting at which a quorum is present. A quorum shall consist of the lesser of four individuals or the number of members then serving on the Board of Trustees. Notwithstanding the above, the Board of Trustees shall have the power to establish additional rules and procedures governing the manner in which it shall act, including but not limited to the right to vote by proxy. If the sole member of the Board of Trustees is a corporate trustee, then all references to Board of Trustees shall refer to such trustee.

      (f) The Chairman of the Board of Directors of NYMEX shall also be the Chairman of the Board of Trustees. The Vice-Chairman of the Board of Directors of NYMEX shall also be the Vice-Chairman of the Board of Trustees. In the event there is no Vice-Chairman of the Board of Directors, the Chairman of the Board of Trustees shall select a member of the Board of


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Trustees to serve as Vice-Chairman. Any other appointments shall be made by the entire Board of Trustees.

      (g) NYMEX indemnifies and saves harmless the Board of Trustees, from and against any and all losses resulting from the liability to which the Board of Trustees may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in its official capacity as the Board of Trustees, including all judgments and expenses reasonably incurred in its defense, in case NYMEX fails to provide such defense.

Section 15 - Effective Date

      The effective date of the Trust Agreement shall be December 31, 1997.

                                          NEW YORK MERCANTILE EXCHANGE


Attest: /s/ [ILLEGIBLE]                   By: /s/ R. Patrick Thompson
       -----------------------------         -----------------------------------
                                          R. Patrick Thompson
                                          President


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EXHIBIT A

Effective as of the date this Agreement, the Board of Trustees shall consist of the following group of seven (7) individuals:

(1) The individual appointed to serve as the Chairman of the Board of Directors of NYMEX;

(2) The individual appointed to serve as the Vice Chairman of the Board of Directors of NYMEX;

(3)   The individual appointed to serve as the Treasurer of NYMEX;

(4) The individual appointed to serve as the Senior Vice President of Finance and Administration of NYMEX or comparable successor position; and

(5) An additional three individuals selected by the Board of Directors of NYMEX.


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